BUILDING LOAN AGREEMENT
                                   (Revolving)
                        (Residential Tract Construction)


Dated as of June 26, 1997


         LUNDGREN BROS. CONSTRUCTION, INC., a Minnesota corporation ("Borrower") and CWM MORTGAGE HOLDINGS, INC., a Delaware Corporation, d/b/a CONSTRUCTION LENDING CORPORATION OF AMERICA (the "Lender"), agree as follows:

         1 Preliminary Statement. The Borrower desires to finance with the Lender from time-to-time, certain developed lots in various subdivisions which are being developed or acquired by Borrower and to construct on such lots detached and attached single family homes in accordance with Improvement Plans submitted by Borrower to Lender and approved by Lender. In order to finance the acquisition of such developed lots and the construction of the Improvements and the payment of various costs and expenses relating to the Project, the Borrower has applied to the Lender for a revolving Loan in the amount of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) the repayment of which will be secured by the Borrower's interest in the Lots and the Improvements and the other Collateral covered by the Mortgage and amendments thereto to be executed by the Borrower in favor of the Lender. The Lender is willing to make the Loan to the Borrower to acquire the Lots and to develop the Units and other Improvements on the Lots pursuant to the Improvement Plans all on the terms and conditions set forth in this Agreement.

         Capitalized terms used in this Agreement and not otherwise defined are used with the meanings set forth in Exhibit "A".

         2 Initial Documentation. Upon execution of this Agreement the Borrower shall deliver or cause to be delivered to the Lender, in form and substance satisfactory to the Lender, the documents specified in Exhibit "B", together with such other documents and information relating to any Loan Party, the Project or the transactions contemplated by the Loan Documents as the Lender may reasonably request.

         3 Additions to Collateral. When Borrower has identified one or more Lots for which it desires the acquisition or refinance and the construction of Improvements thereon to be financed by Lender hereunder it shall furnish to Lender for its approval the documents listed in Paragraph 1 of Exhibit "C" attached hereto. Among other things, the documents so furnished shall demonstrate to Lender's satisfaction (a) the location, (b) product type, (c) profitability, (d) success of prior phases, and (e) that the sales price of each of the Units to be constructed does not exceed


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$750,000.00. Units which are to be located within Subdivisions listed on Exhibit
"E" attached hereto shall be acceptable additions to the Collateral provided such Units are similar to other Units in such Subdivisions. Any new product not previously developed by Borrower will require a new appraisal to be commissioned by Lender at Borrower's sole cost and expense. If Lender approves in writing the additions of such Lots as Collateral hereunder, and prior to the first Disbursement of the proceeds of the Loan requested by Borrower with respect to such Lots, Borrower shall deliver or cause to be delivered to Lender, each in form and substance satisfactory to Lender, the documents specified in Paragraph
2 of Exhibit "C", together with such other documents and information relating to any Loan Party, the Collateral, the Project or the transaction contemplated by the Loan Documents as the Lender may reasonably require. No Lots will be added as Collateral during the 90-day period preceding the Maturity Date.

         4 Disbursements and Additions to the Collateral.

         .1 Disbursements. Subject to the terms, conditions and procedures set forth in this Agreement and in the "Disbursement Schedule" attached hereto as Exhibit "D", the Lender shall make Disbursements to or for the account of the Borrower on a Lot by Lot basis from time to time from the date of this Agreement to the last Banking Day which is on or preceding the Final Funding Date, but in no event shall more than two Disbursements be made during any calendar month. Subject to such limitations, the proceeds of the Loan may be borrowed, repaid and reborrowed in accordance with this Agreement. All Disbursements of the proceeds of the Loan shall be evidenced by and repayable in accordance with the terms of the Notes.

         .2 Uses For Which Disbursements May Be Made.

                  (a) Disbursements of the Loan shall be used solely to finance the acquisition or refinance of the Lots, the payment of hard construction costs for the construction of Improvements, the payment of interest on the Loan and the payment of Financing Costs, in amounts not to exceed amounts set forth therefor in each applicable Unit Budget.

                  (b) At the time of the initial Disbursement for any Lot, a Mortgage or an amendment thereto shall be recorded with respect to such Lot or Lots and, subject to the terms and conditions of this Agreement, the initial Disbursement shall include the portion of the applicable Unit Budget to which Borrower may be entitled pursuant to such Lots.


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                  (c) No Disbursements shall be made with respect to any Unit which is not one of the Units encumbered by the Mortgage.

                  (d) Except for Model Units approved by Lender no Disbursements shall be made for more than seven (7) Spec Units (excluding any Model Units approved by Lender) in any Unit of which no more than three (3) Units may have a base sales price exceeding $400,000.00 nor for more than a total of twenty-five (25) Spec Units (excluding Model Units approved by Lender) with respect to all Lots in all subdivisions.

                  The failure by Lender to insist upon any such limitations with respect to any Disbursement shall not be deemed to be a waiver by Lender of its rights to thereafter adhere to such limitations with respect to that or any other Disbursement.

         .3 Limitation on Amount of Disbursements.

                  (a) Lender shall be under no obligation to make any Disbursement if, following such Disbursement, the aggregate amount of all Disbursements then outstanding would exceed the Loan Amount;

                  (b) Lender shall be under no obligation to make any Disbursement to finance the acquisition of any Lot in excess of 70% of the retail value of such Lot as determined by Lender or by an appraisal performed for Lender.

                  (c) Lender shall be under no obligation to make any Disbursement for any Unit the Improvements on which were not financed by Lender under this Agreement. No completed Unit shall be accepted as Collateral.

                  (d) Disbursements on account of interest on the Loan shall be limited to and be disbursed only from the Interest Reserve Line Item contained in each Unit Budget in an aggregate amount not to exceed $960,000.00.

                  (e) No disbursements shall be made with respect to (a) more than 100 Lots at any time or (b) more than 30 Lots in any Subdivision at any time.

                  (f) Lender shall be under no obligation to make any Disbursement for hard construction costs for any Unit if, following such Disbursement, the aggregate amount of all Disbursements for such Unit would exceed 100% of the hard construction costs of such Unit.


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                  (g) Lender shall be under no obligation to make any
         Disbursement for any Unit if, following such Disbursement, the aggregate amount of all Disbursements for such Unit would exceed 75% of the value of the completed Unit as determined by Lender based upon (i) a valid sales contract, or if (i) does not apply, then (ii) the Average Residual Value of units in prior phases of the Subdivision in which such Unit is being constructed, or, if neither (i) or (ii) applies, then (iii) if a new Subdivision of Borrower, by an appraisal of such completed Unit performed for Lender.

                  (h) Lender shall be under no obligation to make any Disbursement for the acquisition of Lots and the construction of Units which are not Pre-Sold Units if, following such Disbursement, the aggregate amount of all Disbursements for the acquisition of Lots and the construction of Units which are not Pre-Sold Units would exceed $4,000,000.00.

                  (i) If any completed Unit is not sold within six (6) months after the initial Disbursement for such Unit, Borrower must repay that portion of the Loan relating to such Unit to the extent necessary to reduce the amount of the Loan disbursed and outstanding with respect to such Unit to sixty-five (65%) percent of the value of such Unit (as determined in accordance with Section 4.3(g) above).

                  (j) If any completed Unit is not sold within twelve (12) months after the initial Disbursement for such Unit, Borrower must repay Lender an amount equal to the Release Price (as defined in Paragraph 5(d) herein) applicable to such Unit.

         5 Partial Releases. From time to time on or prior to the Maturity Date of the Loan, Lender shall, at Borrower's request, issue a payoff letter acceptable to the title company for a partial release of a Unit from the lien of the applicable Mortgage provided all of the following conditions are satisfied at the time of, and with respect to, each such partial release, but the failure by Lender to insist upon the satisfaction of any of the following prior to any such partial release shall not be deemed to be a waiver by Lender of its rights to thereafter require satisfaction of the same with respect to that or any other partial release:

                  (a) Not less than ten (10) days prior to the date of such partial release, Lender shall have received from Borrower written notice identifying, by Lot, the Unit to be released and the date for recordation of such partial release;


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                  (b) There shall exist no Event of Default, or event, omission or failure of condition which would constitute such an Event of Default after notice or passage of time, or both;

                  (c) Borrower shall pay all escrow, closing and recording costs, the costs of preparing and delivering such partial release and any other sums then due and payable under the Loan Documents;

                  (d) For each Unit to be partially released, Lender shall have been paid, in immediately available funds, an amount equal to 100% of all amounts disbursed by Lender to Borrower with respect to such Unit, including, without limitation, cost of acquisition of the Lot, construction cost for such Unit, and an allocable share of interest and other financing costs associated with such Unit ("Release Price"). Borrower shall have complied with all applicable Laws, including without limitation ordinances, rules and regulations governing the subdivision and transfer of real property, with respect to the Unit to be released;

                  (e) Borrower shall have reserved such easements over the applicable Unit being released appurtenant to the Units remaining subject to the applicable Mortgage and other Loan Documents as Lender deems necessary or desirable for the efficient and orderly development and operation of the Units remaining; and

                  (f) Unit partial releases issued pursuant to payoff letters shall be processed and issued not more frequently than once each month per Unit unless special circumstances require more frequent processing.

Neither the acceptance of any payment nor the issuance of any partial release by Lender shall affect Borrower's obligation to repay all amounts owing under the Loan Documents or under the lien of the Mortgage on the remainder of the Units not released.

         6 Covenants of the Borrower. Unless the Lender otherwise consents in writing:

         .1 Construction of Improvements. Borrower shall cause construction of the Improvements to be promptly commenced and diligently and continuously prosecuted to completion, subject in each case to the following requirements:
(a) the Improvements shall be constructed in substantial conformity with the Improvement Plans and in compliance in all material respects with all applicable Laws and Other Requirements, and in a good and workmanlike manner with new materials of good quality; (b) each Unit shall be constructed entirely on its applicable Lot and shall


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not encroach upon or overhang any lot line, boundary, set-back, easement, right-of-way or other land.

         If at any time the Lender notifies the Borrower that construction of the Improvements does not conform to the requirements of this Section 6.1 or any such nonconformity is otherwise discovered by the Borrower, the Borrower shall immediately cause such nonconforming construction to be stopped and all necessary corrective work to be commenced and diligently and continuously prosecuted to completion.

         .2 Change Orders. The Borrower shall not permit any Change Order to the Improvement Plans to be implemented without the prior approval of the Lender, provided that this Section 6.2 shall not prevent routine changes in construction which would not cause the Improvements to fail to be in substantial conformity with the approved Improvement Plans and which individually or in the aggregate would not require disclosure pursuant to Section 6.11; and provided further, however, that Lender shall not unreasonably withhold approval of any such Change Order.

         .3 Compliance with Laws and Other Requirements. The Borrower shall (a) designate the Lender as "construction lender" in all applications for building permits and in the Construction Contract, if any, and provide the Lender's name and address to all Lien Claimants; (b) comply in all material respects with all applicable Laws and Other Requirements relating to the Collateral or the Project, and (c) obtain and maintain all Authorizations required in connection with the Collateral or the Project.

         .4 Project Agreements. The Borrower shall (a) take all action reasonably necessary or appropriate to maintain and enforce its rights and interests under each of the Project Agreements (including the Architect Agreement, if any, the Construction Contract, if any, and any Financing Commitment), (b) comply in all material respects with its obligations under each of the Project Agreements, (c) not permit or agree to any supplement, modification, amendment or termination of, or consent or agree to any waiver of or departure from the terms of, any of the Project Agreements, and (d) not transfer, encumber (except for Permitted Exceptions) or release any interest in, or commit or permit any material breach or default on the part of the Borrower under, any of the Project Agreements, except that so long as no Event of Default has occurred and is continuing, this Section 6.4 shall not apply (i) with respect to any Project Agreements, other than any required Financing Commitment, to any failure of the Borrower to comply with such requirements which in the aggregate does not, and in the reasonable judgment of the Borrower and the Lender will not, materially impair the Borrower's ability to perform its Obligations under the Loan Documents, (ii) to any amendment of the Architect Agreement or the Construction Contract, if any, to


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incorporate any Change Orders which are permitted to be implemented by Section
6.2, or (iii) to the termination of any Project Agreement as a result of a material breach or default by the other party.

         .5 Collateral. The Borrower shall take all action necessary or appropriate from time to time to maintain a Mortgage as indefeasible first priority perfected Liens in the Collateral, and shall not at any time part with possession of or abandon any of the Collateral or cause or permit any interest in any of the Collateral to be sold, transferred, leased, encumbered (except for Permitted Exceptions), released, relinquished or otherwise disposed of (whether voluntarily, by operation of law or otherwise), provided that: (a) so long as Borrower complies with Section 5, (i) the Borrower may sell Units in the ordinary course of business and transfer common areas, if any, to a homeowners association if and when required by applicable Laws or Other Requirements, (ii) the Lender shall release Units and common areas or interests in common areas so sold or transferred from the Lien of the applicable Mortgage, and (iii) the Borrower may, in the ordinary course of business, receive, hold and dispose of any excess proceeds resulting from the sale of any Unit after payment of the applicable "Release Price"; and (b) the requirements of this sentence shall not prohibit (1) the creation or existence of any Permitted Exceptions or other Permitted Transfers, or (2) any action with respect to any Project Agreements to the extent permitted by Section 6.4.

         The amount of any "Release Price" received by the Lender shall be applied to the principal of the Notes, provided that if such amount exceeds the principal of the Notes then outstanding, the excess shall be held by the Lender in a Cash Collateral Account and thereafter applied by the Lender (A) so long as no Event of Default has occurred and is continuing, to future advances of principal under the Notes as and when made, or (B) if an Event of Default has occurred and is continuing, to any Obligations of the Borrower under the Loan Documents at such time or times and in such manner as the Lender deems appropriate. Upon payment in full of all Obligations of the Borrower and termination of all obligations of the Lender under the Loan Documents, the Lender shall release its interest in any amounts then held in any such Cash Collateral Account.

         The Borrower shall at all times use its best efforts to market and sell Units in compliance with the terms of this Agreement.

         .6 Personal Property. The Borrower shall not (a) install or otherwise use or acquire for use in connection with the Collateral or the Project any Personal Property (including replacement Personal Property pursuant to clause
(iii) below)


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which is not owned by the Borrower free and clear of all Liens (including conditional sale contracts) and Rights of Others (other than Permitted Exceptions) or which is not a part of the Collateral, or (b) cause or permit the removal from the Lots of any Personal Property which is installed or otherwise used or acquired for use in connection with the Collateral or the Project, except that so long as no Event of Default has occurred and is continuing, this clause (b) shall not prohibit (i) the temporary removal of Personal Property for repairs in the ordinary course of business, (ii) the removal of Personal Property of insignificant value which is not reasonably necessary or appropriate to the completion of the Project, or (iii) the removal of defective or worn out Personal Property which has been replaced by other Personal Property of equal or greater suitability and value which is intended for the same purpose. Upon removal of any Personal Property in compliance with clauses (ii) and (iii) above, the Borrower shall be permitted to transfer or otherwise dispose of such Personal Property as the Borrower may determine.

         .7 Liens and Taxes. The Borrower shall (a) pay, prior to delinquency, all Taxes which are or may become a Lien affecting any of the Collateral, and not consent to any Special Taxes which affect or may affect any of the Collateral, (b) keep the Collateral free and clear of all Liens and Rights of Others, subject only to Permitted Exceptions and Permitted Transfers, (c) promptly pay or cause to be paid, and obtain valid and enforceable lien releases or waivers (together with invoices or receipts identifying the nature of each payment) from, all Lien Claimants, (d) to the extent permitted by applicable Laws, diligently file or procure the filing of valid notices of completion upon completion of construction of any Improvements and a notice of cessation of labor upon cessation of construction for a continuous period of 30 days or more, and take all other steps necessary to forestall the assertion of Lien Claims, and (e) pay and perform when due all other obligations secured by or constituting a Lien affecting any of the Collateral, except that the Borrower shall not be required to pay or perform any such Taxes, Lien Claims or other obligations which are being actively contested in good faith by appropriate proceedings, provided that the Borrower has posted such security for the payment or performance of such Taxes, Lien Claims or other obligations as the Lender may reasonably require and, by reason of nonpayment, none of the Collateral or any Lien or other interest of the Lender under the Loan Documents is prejudiced or in danger of being sold, foreclosed or otherwise lost or forfeited.

         In the event that a mechanic's lien is filed or any action or other proceeding is instituted to enforce any Lien (including any mechanic's lien, and whether or not such Lien constitutes a Permitted Exception) against any of the Collateral, the Borrower shall immediately make such payments, obtain such surety bonds and/or take such other action as the Lender may reasonably require in order to release the Lien. Upon failure of the Borrower to release any such Lien, the Lender may, at its option, file an interpleader action to resolve any pending claims.

         The Borrower irrevocably appoints the Lender as its agent (such agency being coupled with an interest) to file any notices (including notices of completion and cessation of labor) that the Lender deems appropriate in order to protect its interests under the Loan Documents.

         .8 Property and Liability Insurance. The Borrower shall at all times maintain the following policies of insurance:


                  (a) with respect to any Improvements as to which construction has commenced but has not been completed and any Personal Property used or to be used in connection with such Improvements, builder's "all risk" insurance ("completed value" form), including "course of construction" coverage;

                  (b) with respect to any Improvements as to which construction has been completed and any other improvements now or in the future located on the Lots and any Personal Property used or to be used in connection with such Improvements, property "all risk" insurance;

                  (c) with respect to any Personal Property used or to be used in connection with such Units, fire and extended coverage insurance (including coverage for vandalism and malicious mischief);

                  (d) commercial general liability insurance in favor of the Borrower (and naming the Lender and its Affiliates as additional insureds) in an aggregate amount not less than $2,000,000 (or such greater amount as may be specified by the Lender from time to time) combined single limit, plus an umbrella policy in the amount of not less than $10,000,000.00; and

                  (e) such other insurance as may be required by applicable Laws (including worker's compensation and employer's liability insurance) or as the Lender may reasonably require from time to time (including comprehensive form boiler and machinery insurance, if applicable).

         The Borrower shall also cause the Contractor, if any, and each subcontractor to maintain a policy of commercial general liability insurance and, upon request by the Lender, shall cause the Architect and any engineer engaged in connection with the Project, if any, to maintain a policy of professional liability insurance, in each case for such periods and in such amounts as the Lender may reasonably require from time to time.


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         Each policy of property insurance required by this Section 6.8 shall be in an amount not less than the full replacement cost of the property covered by such policy, shall contain a "full replacement cost" indorsement, shall insure against flood loss risk if the Lots are located in a Flood Hazard Area, and shall name the Lender and its Affiliates as "loss payee" pursuant to form BFU
438 or other form approved by the Lender. Each policy of commercial general liability insurance required by this Section 6.8 shall cover personal injury, property damage, blanket contractual liability and (where applicable) completed operations, with x, c and u exclusions deleted. All insurance policies shall be in form and substance and issued by insurers reasonably satisfactory to the Lender, and shall contain such deductibles and such endorsements as the Lender may reasonably require. Upon request by the Lender from time to time, the Borrower shall deliver to the Lender originals or copies of all such insurance policies and certificates evidencing such policies.

         .9 Title Insurance and Searches. The Borrower shall deliver to the Lender, in form and substance satisfactory to the Lender, such endorsements to the Title Policy and such preliminary title insurance commitments and other title or lien searches (including UCC searches) and tax service contracts as the Lender may reasonably require from time to time.

         .10 Books, Records and Inspections. The Borrower shall at all times maintain (a) full and complete books of account and other records with respect to the Collateral and the Project and its business and operations, (b) complete copies of the Improvement Plans, all Project Agreements and all Authorizations issued in connection with the Collateral or the Project, and (c) a complete file of all invoices, receipts and lien releases and waivers obtained by the Borrower with respect to amounts paid for Project Costs, and shall permit the Lender and its agents, upon request from time to time, to inspect and copy any of such books, records and other Documents and to enter and inspect the Real Property and any other Collateral and all work and materials furnished in connection with the Project.

         .11 Construction Information and Reporting Requirements. The Borrower shall cause to be delivered to the Lender, in form and detail satisfactory to the Lender:

                  (a) promptly after discovery by the Borrower, notice of (i) any fact or circumstance that may or will cause the Project Costs associated with any Line Item to exceed or be less than the corresponding amount set forth in the Unit Budget by more than 7% (excluding standard upgrades or nonstandard upgrades for which the home purchaser has deposited at least 50% of the cost hereof), (ii) any failure of the Project or the Improvements to be in substantial conformity with the Improvement Plans and in compliance in


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         all material respects with all applicable Laws and Other Requirements,
         (iii) any actual or anticipated material delays in construction, (iv) any serious threat or the commencement of any action or other proceeding (including any action to foreclose or otherwise enforce any Lien Claim or other Lien and any proceedings in condemnation or eminent domain) affecting or relating to any of the Collateral or the Project,
         (v) the occurrence or allegation of any termination, material breach or default, or failure of any material condition or other requirement under the Architect Agreement, if any, the Construction Contract, if any, or any Financing Commitment, (vi) any dispute between the Borrower and any Governmental Agency relating to any of the Collateral or the Project, the adverse determination of which could adversely affect the Collateral or the Project in any material respect, (vii) any injury or damage to or loss or destruction of any of the Collateral if the cost of repair, restoration or replacement exceeds $25,000, (viii) any imposition of or proposal for any Special Taxes which affect or may affect any of the Collateral, (ix) any material adverse change in the financial condition, operations, properties or prospects of any Loan Party, (x) any event which has or may have a material adverse impact on the Collateral or the Project, and (xi) the occurrence of any Event of Default or event which, with the giving of notice and/or the passage of time, could become an Event of Default;

                  (b) promptly after receipt by the Borrower, copies of all notices or other communications delivered to the Borrower or the Real Property which are addressed to the Lender or to "construction lender";

                  (c) on or before the 5th day of each month, a report on a form approved by the Lender describing sales activities for the Project as of the end of the prior month;

                  (d) within 90 days after the end of each fiscal year of each Loan Party, Financial Statements for such Loan Party for and as at the end of such fiscal year, and copies of any audited Financial Statements prepared for Borrower, in each case certified in a manner acceptable to the Lender; and

                  (e) such other Documents or information relating to any Loan Party, the Collateral, the Project or the transactions contemplated by the Loan Documents as the Lender may reasonably request from time to time.

         The Lender is authorized at any time and from time to time to directly contact the Contractor, if any, or any subcontractor or other Lien Claimant or potential Lien Claimant or other Person to


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verify any information provided by the Borrower or for any other reasonable purpose.

         .12 Costs, Fees and Expenses.

                  (a) The Borrower shall bear sole responsibility for and promptly pay or cause to be paid all costs and expenses relating to the performance by the Borrower of its Obligations or the delivery to the Lender of any Documents or other items or information under or in connection with any of the Loan Documents, and any Taxes (other than income taxes of the Lender), costs, expenses, fees or charges payable or determined to be payable in connection with the preparation, execution, delivery, filing or recording of, or otherwise with respect to, any Loan Document or any other Document delivered under or in connection with any Loan Document.

                  (b) Upon execution of this Agreement, the Borrower shall pay a Loan Fee to the Lender in the amount of $80,000.00 and an additional $80,000.00 on the anniversary of the date of the execution of this Agreement.

                  (c) Each Unit Budget shall include an allocation for an administration fee to compensate Lender for time expended to monitor the Loan and for legal fees incurred in connection with loan documentation for such Unit.

                  (d) Borrower shall also pay to the Lender on demand all reasonable costs, expenses and charges of the Lender in connection with the approval of the Loan by the Lender and the negotiation, preparation, execution, delivery, administration, supplementation, modification, amendment, waiver and enforcement of, and any other action taken by the Lender under or otherwise to protect its rights and interests in respect of, any Loan Document, and any litigation, dispute, action or other proceeding (including bankruptcy proceedings) relating thereto, including recording fees, filing fees, search fees, reconveyance fees, title insurance premiums, appraisal, engineering, inspection and consulting fees, the reasonable fees and disbursements of the Lender's legal counsel and other out-of-pocket expenses, the reasonable charges of the Lender's internal legal counsel, and any fees or other charges of the Lender for appraisals or inspections or for review of appraisals, budgets, plans and specifications or other matters relating to the Project or the Collateral.

                  (e) Any amount payable to the Lender under any of the Loan Documents (including any amount payable under this Section 6.12) which is not paid on the date when due shall, from and after such date, bear interest at the Alternate Rate


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         until paid.  Such interest shall be payable by the Borrower to the Lender immediately and without demand.

         .13 Indemnification by the Borrower. The Borrower shall indemnify, defend and save and hold harmless the Lender and its Affiliates, and the respective directors, officers, agents, attorneys and employees of each (collectively the "Indemnitees") from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees, charges and disbursements of internal and external legal counsel) suffered or incurred by any Indemnitee as a result of (a) any failure of the Borrower to perform any of its Obligations under any Loan Document, (b) any failure of any Representation by the Borrower to be correct in all respects when made, (c) injury or death to persons or damage to property or other loss occurring on or in connection with the Collateral or the Project, whether caused by the negligence or any other act or omission of the Borrower or any Lien Claimant or any other Person or by negligent, faulty, inadequate or defective design, building, construction or maintenance or any other condition or otherwise, (d) any claim of any surety in connection with any bond relating to construction of any Improvements or offsite improvements, and (e) any claim, demand or cause of action, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnitee which relates to or arises out of the Loan Documents, the Loan, the Collateral, the Project or any transaction contemplated by, or the relationship between the Borrower and the Lender or any action or inaction by the Lender under, the Loan Documents, provided that no Indemnitee shall be entitled to indemnification under this
Section 6.13 for matters caused solely by such Indemnitee's gross negligence, willful misconduct or breach of the Loan Documents. Any obligation of the Borrower under this Section 6.13 shall survive the making and repayment of the Loan and the expiration or termination of this Agreement and shall not be secured by the Mortgage.

         .14 Actions and Further Assurances. The Borrower shall appear in and defend all actions and other proceedings purporting to affect any of the Collateral or the Project or the rights or interests of the Lender under the Loan Documents (and the Lender may, at the Borrower's expense, appear in and defend any such action or other proceeding as the Lender may determine), and the Borrower shall take or cause to be taken such further action and execute and deliver or cause to be executed and delivered such further Documents as the Lender from time to time may reasonably require to maintain, perfect, protect, assure and confirm the Lender's rights and interests (including rights and interests in the Collateral), the Borrower's Obligations and the intention of the parties under the Loan Documents.

         .15 Performance by Lender. If the Borrower fails to perform any of its Obligations under any Loan Document and the Lender reasonably determines that remedial action is necessary to protect the rights or interests of the Lender, the Lender may perform, after providing Borrower with ten (10) days advance written notice, any such Obligations in such manner and to such extent and take such other action as the Lender may deem appropriate, and all costs, expenses and charges of the Lender relating to any such action shall be payable by the Borrower to the Lender in accordance with Section 6.12.

         .16 Loan to Value Ratio. At any time, Lender may elect to reappraise the Real Property in accordance with Lender's then applicable appraisal and underwriting guidelines. The Borrower shall reimburse Lender for the reasonable cost of any such appraisal. If, based upon such appraisal, the actual ratio established (a) of the outstanding principal balance of the Loan less the total of all Borrower's Funds previously deposited by Borrower with Lender pursuant to this provision, (b) to the value of the Real Property then encumbered by the Mortgage, exceeds the Loan to Value Ratio, then the Borrower shall deposit with the Lender, on demand, additional Borrower's Funds in an amount deemed necessary by the Lender to reduce the ratio of the amount described in (a) to the amount described in (b) of this provision to the Loan to Value Ratio. Any Borrower's Funds deposited with Lender pursuant to this provision shall be held in a Cash Collateral Account in which Lender has a valid perfected first priority security interest and, at Lender's sole discretion may be applied to reduce the principal amount of the Loan, or shall be disbursed by the Lender to pay Project Costs which would have been paid out of the Loan prior to further Disbursements of the Loan. In no event shall Lender be obligated to make Disbursements of the Loan which, in the aggregate, would exceed the Lender's then most recent determination of the value of the Real Property then encumbered by the Mortgage as calculated as provided in Section 4.3(g) herein multiplied by the Loan to Value Ratio (expressed in decimal form).

         .17 Financial Covenants.

                  (a) Borrower shall maintain a minimum Net Worth (as defined herein) of $5,000,000.00.

                  (b) Borrower shall maintain a maximum ratio of Debt to Net Worth of 7.0 to 1 "Debt" shall mean "Funded Debt" as that term is defined in the prospectus dated October 18, 1996 for the issuance of Senior Subordinated Debentures Series 11% by Borrower (as defined herein).

         7 Representations of the Borrower. The Borrower represents and warrants to the Lender that:

         .1 Formation and Qualification. Each Loan Party which is a corporation is duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and is duly qualified in each and every jurisdiction where its activities require it to be so qualified; each Loan Party which is a partnership, trust or other entity is duly formed and validly existing under the Laws of the jurisdiction of its formation and, is duly qualified to do business in each and every jurisdiction where its activities require it to be so qualified; and each Loan Party has all requisite power and authority to conduct its business and to own, sell and lease its properties.

         .2 Loan Documents. The execution, delivery and performance of the Loan Documents by each Loan Party are within such Loan Party's power and authority, have been duly authorized by all necessary action and do not and will not (a) require any Authorization which has not been obtained (except to the extent indicated in Section 7.4(b) with respect to Authorizations required in connection with the Collateral or the Project), (b) contravene the Charter Documents of any Loan Party, any applicable Laws or Other Requirements or any agreement or restriction binding on or affecting any Loan Party or its property, or (c) result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any property now or in the future owned by any Loan Party (other than Liens in favor of the Lender). No Authorization which has not been obtained is required for the creation of the Liens or the enforcement by the Lender of its Remedies under the Loan Documents. Each Loan Document, when executed and delivered, will constitute the legal, valid and binding obligations of each Loan Party which is a party to or bound by such Loan Document, enforceable against such party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the rights of creditors generally.

         .3 Collateral. The Borrower has and will continue to have (or upon recordation of the Mortgage applicable to such Collateral will have and from and after such recordation will continue to have) good and marketable title to the Collateral, free and clear of all Liens and Rights of Others, subject only to Permitted Exceptions and Permitted Transfers. Upon recordation of each Mortgage and filing of the Financing Statement executed by the Borrower, each Mortgage will create a valid and indefeasible first priority perfected Lien in the Collateral so encumbered securing the payment and performance of all Obligations, subject only to Permitted Prior Exceptions and Permitted Transfers. No financing statements covering any of the Collateral are on file in any public office, except Financing Statements in favor of the Lender and any other financing statements approved by the Lender in writing.

         .4 Project Information. (a) The Borrower and, to the best knowledge of the Borrower, any Governmental Agency having jurisdiction over the Project have complied in all material respects with all applicable Laws and Other Requirements relating to the division and development of the Real Property, and the Borrower is, and the construction of the Improvements in accordance with the terms of this Agreement will be, in compliance in all material respects with all applicable Laws and Other Requirements relating to the Collateral or the Project
(b) except as otherwise agreed to in writing by Lender, (i) all Authorizations required in connection with the Collateral or the Project have been regularly and finally received (other than routine building permits for work which has not yet commenced and any required certificates of occupancy or other approvals of construction by any Governmental Agency which (in each case) are to be issued on a ministerial basis as required from time to time during the course of construction and after completion), and (ii) the development and use of the Real Property for its intended purpose do not require the payment of extraordinary fees or assessments or the construction of other improvements, will not contravene any applicable Laws or Other Requirements, and are not subject to any other legal, contractual or practical impediments which are material in the aggregate. (c) The Unit Budgets are based on information deemed reliable by the Borrower and represent the Borrower's best estimate of all Project Costs that will be required in connection with the Project, and all Project Costs shown in the Unit Budgets as "Previously Paid By Borrower" have been paid in full. (d) All Utility Services, streets, walks and other offsite improvements relating to or adjoining the Lots or necessary for the development of the Project and the occupancy of the Real Property for its intended purpose have been or will be promptly completed and/or otherwise made available at no further expense to the Borrower and are not and will not be subject to any conditions or restrictions which may adversely affect the Collateral or the Project in any material respect. (e) Except as otherwise agreed to in writing by Lender, (i) the Lots are not located in a Flood Hazard Area, nor are the Lots subject to or affected by any existing or proposed Special Taxes (other than Special Taxes approved in writing by the Lender after the date of this Agreement), and (ii) each Unit (together with any undivided interests in common areas to be transferred to the purchaser of such Unit) and any common areas to be transferred to a homeowners association are separately transferable in compliance with all applicable subdivision Laws and Other Requirements. (f) Except as otherwise disclosed in writing to the Lender, the Architect Agreement and the Construction Contract, if any, are in full force and effect, and free from any material breach or default by any party.

         .5 Financial Information. (a) The Financial Statements of each Loan Party which have been furnished to the

Lender fairly present such Loan Party's financial condition as at the dates of such Financial Statements and the results of operations for the periods covered by such Financial Statements in accordance with generally accepted accounting principles consistently applied (or such other method of preparation approved by the Lender in writing), and since the respective dates of such Financial Statements, there has been no material adverse change in the financial condition, operations, properties or prospects of such Loan Parties. (b) Each Loan Party has filed all tax returns required to be filed by it, and has paid all Taxes due pursuant to such returns or in respect of any of its properties (except for any such Taxes which are being actively contested in good faith by appropriate proceedings), and to the best knowledge of each Loan Party, no basis exists for additional assessments which have not been adequately reserved against in the Financial Statements referred to above or otherwise disclosed in writing to the Lender.

         .6 Litigation and Other Matters. Except as otherwise disclosed in writing to the Lender: (a) no actions or other proceedings affecting or relating to the Collateral or the Project are pending or, to the best knowledge of each Loan Party, threatened, (b) no actions or other proceedings are pending or, to the best knowledge of each Loan Party, threatened against or affecting any Loan Party or any property of any Loan Party which, if determined adversely to such Loan Party, could materially impair the financial condition, operations, properties or prospects of such Loan Party or the ability of such Loan Party to perform its obligations under the Loan Documents, and (c) the Borrower has given notice to the Lender of any other matters which the Borrower is required to disclose to the Lender under Section 6.11(a).

         .7 Documents and Other Information. All Documents and other information delivered to the Lender pursuant to any of the Loan Documents are and will be complete and correct in all material respects at the time of delivery to the Lender.

         8 Events of Default and Remedies of the Lender.

         .1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                  (a) the Borrower shall fail to pay all or any portion of the principal of the Notes when due; or

                  (b) the Borrower shall fail to pay any installment of interest on the Notes within 10 days after the date when due; or Borrower shall fail to pay any other amount payable by the Borrower to the Lender under the Loan Documents (including any deposit of Borrower's Funds required by any Disbursement Schedule) within ten (10) days after written demand therefor;

         or the Borrower shall fail to pay all accrued interest and all other amounts then payable by the Borrower to the Lender under the Loan Documents on the Maturity Date or the date of final payment of the principal of the Notes in full; or

                  (c) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and either (i) such failure shall continue for more than 30 days after notice of such failure is given by the Lender to such Loan Party, unless such failure is not reasonably capable of being cured within such 30-day period (but is reasonably capable of being cured within 60 days after such notice) and such Loan Party commences action to cure such failure within such 30- day period and diligently and continuously prosecutes such action to completion and causes such failure to be cured within 60 days after such notice, or (ii) such failure is not reasonably capable of being cured within 60 days after notice of such failure is given by the Lender to such Loan Party; or

                  (d) any Representation proves to have been incorrect in any material respect when made; or

                  (e) work relating to construction of the Improvements ceases for 30 consecutive days for any reason other than acts of God or other causes beyond the reasonable control of the Borrower, or such work ceases for 60 consecutive days for any reason; or

                  (f) the Borrower is enjoined by any court or other Governmental Agency from constructing any of the Improvements or selling any of the Units or performing any of the Obligations and such injunction continues unreleased and unstayed for 60 days; or

                  (g) any Loan Party is dissolved or liquidated or merged with or into any other Person; or for any period of more than 30 days any Loan Party which is a corporation, partnership, trust or other entity ceases to exist in its present form and (where applicable) in good standing and duly qualified under the Laws of the jurisdiction of its incorporation or formation and each jurisdiction where its activities require it to be so qualified; or any Loan Party who is an individual dies or becomes incapacitated; or all or substantially all of the assets of any Loan Party are sold or otherwise transferred; or

                  (h) any Loan Party ceases to be managed and controlled by Peter Pflaum, or any Loan Party assigns or attempts to assign any rights or interests under any Loan Document without the prior written consent of the Lender; or any Loan

         Document becomes or is claimed by any Loan Party to be unenforceable against any Loan Party; or any of the Mortgage shall cease to constitute a valid and indefeasible first priority perfected Lien in the Collateral, subject only to Permitted Prior Exceptions and Permitted Transfers; or

                  (i) any Loan Party is subject to an order for relief by the bankruptcy court, or is unable or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors; or any Loan Party applies for or consents to the appointment of any receiver, trustee or similar official for it or for all or any part of its property (or any such appointment is made without its consent and the appointment continues undischarged and unstayed for 60 days); or any Loan Party institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceeding relating to it or to all or any part of its property under the Laws of any jurisdiction (or any such proceeding is instituted without its consent and continues undismissed and unstayed for 60 days); or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against any of the Collateral or any other property of any Loan Party and is not released, vacated or fully bonded within 60 days after its issue or levy; or

                  (j) any material adverse change shall occur in the financial condition, operations, properties or prospects of any Loan Party, or any event shall occur which has a material adverse impact on the Collateral or the Project.

         .2 Remedies of the Lender. Upon the occurrence of any Event of Default, the Lender may, without notice to or demand upon the Borrower, which are expressly waived by the Borrower (except for notices or demands otherwise required by applicable Laws to the extent not effectively waived by the Borrower and any notices or demands specified in the Loan Documents), exercise any one or more of the following Remedies as the Lender may determine:

                  (a) the Lender may, at its option, terminate all commitments to make Disbursements, or to release any Collateral from the Mortgage, or the Lender may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lender, to make further Disbursements, or to release any Collateral from the Mortgage;

                  (b) the Lender may declare the unpaid principal of the Notes and all accrued interest and other amounts payable under the Loan Documents to be immediately due and payable, in which event all such amounts shall immediately be due and payable without protest, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Borrower;

                  (c) the Lender may perform any of the Borrower's Obligations in such manner as the Lender may determine;

                  (d) the Lender may, either directly or through an agent or court-appointed receiver, take possession of the Collateral and enter into such contracts and take such other action as the Lender deems appropriate to complete or partially construct all or any part of the Improvements, subject to such modifications and changes in the Project or the plan of development as the Lender may deem appropriate; and

                  (e) the Lender may proceed to protect, exercise and enforce any and all other Remedies provided under the Loan Documents or by applicable Laws.

         All reasonable costs, expenses, charges and advances of the Lender in exercising any such Remedies (including any such amounts which cause the obligations of the Borrower to exceed the face amount of the Note) shall be payable by the Borrower to the Lender in accordance with Section 6.12.

         Each of the Remedies of the Lender provided in the Loan Documents is cumulative and not exclusive of, and shall not prejudice, any other Remedy provided in the Loan Documents or by applicable Laws. To the maximum extent allowed by law, each Remedy may be exercised from time to time as often as deemed necessary by the Lender, and in such order and manner as the Lender may determine. No failure or delay on the part of the Lender in exercising any Remedy shall operate as a waiver of such Remedy; nor shall any single or partial exercise of any Remedy preclude any other or further exercise of such Remedy or of any other Remedy. No application of payments, or any advances or other action by the Lender, will cure or waive any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of any Remedies of the Lender.

         9 Miscellaneous.

         .1 Waivers and Amendments. No supplement to, modification or amendment of, or waiver, consent or approval under, any of the Loan Documents shall be effective unless in writing and signed by the Lender and Borrower, and any waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which given.

         .2 Survival of Representations. All Representations shall survive the making and repayment of the Loan and the expiration or termination of this Agreement and have been or will be relied upon by the Lender, notwithstanding any investigation made by the Lender or on its behalf.

         .3 Notices. All notices and other communications provided under any Loan Document shall be in writing and mailed or personally delivered to the appropriate party at the address set forth on the signature page of this Agreement or any other Loan Document or, as to any party, at any other address as shall be designated by it in a written notice sent to the other party. All notices and other communications by the Borrower which are expressly subject to receipt by the Lender under the terms of the Loan Documents will be effective when received by an officer or other representative of the Lender having direct responsibility for administration of the Loan. In all other cases, any notice or other communication will be effective (a) if given by mail, on the earlier of receipt or the third day after deposit in the United States mails as registered or certified mail postage prepaid, (b) if given by personal delivery, when delivered, or (c) on the day on which the party to whom notice is addressed refuses delivery by mail or by personal delivery provided that the requirements of this sentence shall not impair or delay the effectiveness of any notice or other communication given by the Lender under any Mortgage or any Loan Documents when such notice or other communication is given in compliance with and would otherwise be effective under applicable Laws.

         .4 Relationship of Parties. The relationship between the Borrower and the Lender is, and at all times shall remain, solely that of debtor and creditor, and shall not be, or be construed to be, a joint venture, equity venture, partnership or other relationship of any nature.

         .5 Nonliability of the Lender. The Borrower acknowledges and agrees that:

                  (a) the Borrower shall be solely responsible for and shall rely solely on its own judgment with respect to all matters relating to the Collateral or the Project, including the conduct of the Borrower and its agents and employees, the quality, adequacy and suitability of the Improvement Plans and any Change Orders and any work or materials furnished or to be furnished in connection with the Project, the skill, qualifications and performance of architects, contractors, subcontractors and suppliers, the feasibility of the Project and the sufficiency of budgets, cost projections and insurance, the supervision, status and progress of construction and compliance by the Borrower with the requirements of this Agreement with respect to such construction and the accuracy and completeness of all Disbursement Requests, and the Lender does not assume any responsibility to the Borrower or any other Person to review, inspect, supervise or approve, or to provide any advice or information with respect to, any such matters;

                  (b) inspections of construction made by or on behalf of the Lender, and acceptance, approval or review by the Lender of any Documents, information, conditions or performance or any other action by the Lender under any of the Loan Documents, are for purposes of administration of the Loan only and for the sole protection of the Lender, and shall not constitute a representation or warranty by the Lender to the Borrower or any other Person or be relied upon by the Borrower or any other Person for any other purpose;

                  (c) the Lender shall have no responsibility or liability for any delays in funding or construction caused by any inspection of construction or review of Documents, information, conditions or performance or any other action by the Lender in connection with any Disbursement or Change Order so long as Lender acts reasonably and without intentional delay; and

                  (d) the Lender does not owe any duty of care to protect the Borrower or any other Person against or to inform the Borrower or any other Person of, and the Lender shall not be responsible or liable to the Borrower or any other Person for any loss, damage, liability or claim of any kind relating to injury or death to persons or damage to property or other loss resulting from, the negligence or any other act or omission of the Borrower or any Lien Claimant or any other Person or any negligent, faulty, inadequate or defective design, building, construction or maintenance or any other condition or the improper application of any Disbursements.

         .6 Benefits and Assignment. The Loan Documents are made for the purpose of defining the rights and obligations of the Loan Parties and the Lender in connection with the Loan and are intended for the sole protection of the Loan Parties and the Lender and their respective permitted successors and assigns, and no other Person shall have any rights of any nature under or by reason of the Loan Documents. The Loan Documents shall be binding on and inure to the benefit of each of the Loan Parties and the Lender and their respective successors and assigns, except that no Loan Party shall have the right to assign any rights or interests under any Loan Document without the prior written consent of the Lender. The Lender may from time to time sell participations in the Loan to any Person (including Affiliates of the Lender) without notice to or the consent of any Loan Party.

         .7 Payments and Computations. All payments by any Loan Party under the Loan Documents shall be made in lawful money of the United States free and clear of, and without reduction by reason of, any Taxes. Any payment which is stated to be due on a day which is not a Banking Day shall be made on the next succeeding Banking Day, and any such extension shall be included in the computation of the payment of interest. Whenever any interest or other amount payable under the Loan Documents is to be computed on the basis of a year of a specified number of days, the amount shall be calculated on the basis of a year of such specified number of days for the actual number of days (including the first, but excluding the last) occurring in the period for which such calculation is made. For purposes of calculating amounts paid or payable under the Loan Documents, credit for payments shall be given upon receipt of same day funds by the Lender at its office located at 155 North Lake Avenue, Mail Stop #C-CLCAB, Pasadena, California 91101, Attention: Construction Lending Division (or such other location specified by the Lender from time to time in writing) at or before the close of business, Los Angeles time, on any Banking Day. Except as otherwise expressly provided in the Loan Documents, all payments on the Obligations received by the Lender shall be applied to the Obligations in such order and manner as the Lender may determine.

         .8 Publicity. During the course of construction of the Improvements and until the Loan is repaid in full, the Lender may place signs on the Lots (subject to Borrower's approval of such signs and their location) and issue or publish releases or announcements stating that construction financing is being provided by the Lender to the Borrower.

         .9 Rules of Construction. (a) For purposes of this Agreement and the other Loan Documents: (i) any reference to "days" or "months" shall mean calendar days or months, (ii) the word "including" shall mean "including without limitation", (iii) any reference in any of the Loan Documents to any Loan Document or other Document or exhibit shall mean such Loan Document or other Document or exhibit as it may from time to time be supplemented, modified, amended and extended in accordance with the terms of this Agreement, (iv) defined terms shall be equally applicable to the singular and plural forms, and
(v) all existing and future exhibits to this Agreement are incorporated in this Agreement by this reference. (b) Time is of the essence of the Loan Documents, and the provisions of the Loan Documents are declared to be severable. (c) All accounting terms used and not otherwise defined in any Loan Document shall be construed in conformity with, and all financial information maintained or submitted by any Loan Party or other Person under any Loan Document shall be prepared in accordance with, generally accepted accounting principles consistently applied (or such other principles approved by the Lender in writing). (d) If more than one Loan Party signs or is otherwise bound by any Loan Document, the liability of each shall be joint and several.
(e) Except as expressly set forth therein, the Loan Documents shall be governed by, and construed and enforced in accordance with, the Laws of Minnesota.

         .10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. This Agreement shall be deemed executed and delivered upon both partys' delivery of executed signature pages of this Agreement, which signature pages may be delivered by facsimile with the same effect as delivery of the originals.

         .11 Waiver of Jury Trial. Each of the Lender and the Borrower waive trial by jury in any action or other proceeding (including counterclaims), whether at law or equity, brought by the Lender or the Borrower against the other on matters arising out of or in any way related to or connected with this Agreement, the other Loan Documents, the Loan or any transaction contemplated by, or the relationship between the Lender and the Borrower or any action or inaction by either party under, any of the Loan Documents.

         .12 Commissions. Borrower and Lender represent and warrant to each other that no real estate broker or agent has been authorized to act on their behalf. Borrower hereby agrees to indemnify and hold Lender harmless from any and all demands, claims and liabilities which now have or hereafter may be asserted against Lender for any brokerage or finder's fees, commissions or similar types of compensation from brokers or finders claiming to have been engaged by Borrower. Lender hereby agrees to indemnify and hold Borrower harmless from any and all demands, claims and liabilities which now have or hereafter may be asserted against Borrower for any brokerage or finders' fees, commissions or similar types of compensation from brokers or finders claiming to have been engaged by Lender.

         .13 Minnesota Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed as of the date first written above.


                                 "LENDER"

                                 CWM MORTGAGE HOLDINGS, INC., a Delaware
                                 Corporation, d/b/a CONSTRUCTION LENDING
                                 CORPORATION OF AMERICA


                                 By:_____________________________
                                 Its:____________________________
                                      [Printed Name and Title)

                                 Lender's Address:

                                 Construction Lending Corporation
                                 of America
                                 155 North Lake Avenue
                                 Mail Stop #6-CLCAB
                                 Pasadena, California 91101
                                 Attn:  Construction Lending Division

                                 "BORROWER"

                                 LUNDGREN BROS. CONSTRUCTION, INC., a
                                 Minnesota corporation



                                 By:_____________________________
                                 Its:____________________________

                                 ADDRESS:

                                 935 East Wayzata Blvd.
                                 Wayzata, MN  55391
                                 Attn:  Laurie Vercnocke


SML4766
06/26/97

                                LIST OF EXHIBITS


Exhibit A                  -        Definitions

Exhibit B                  -        Loan Requirements - Initial Documentation

Exhibit C                  -        Requirements for Adding Lots as Collateral
                                    under the Building Loan Agreement

Exhibit D                  -        Disbursement Schedule

Exhibit E                  -        Approved Projects

                                   EXHIBIT "A"

                                   DEFINITIONS

                        (Residential Tract Construction)


         As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, as to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with the Person specified.

         "Agreement" means this Building Loan Agreement, including all exhibits.

         "Alternate Rate" means the "Alternate Rate" set forth in the Note.

         "Architect" means any Person engaged by the Borrower from time to time as an architect or to perform similar functions in connection with the Project.

         "Architect Agreement" means, as to any Architect, the agreement between the Borrower and the Architect relating to services to be provided by the Architect in connection with the Project.

         "Authorization" means any authorization, consent, approval, order, license, permit, exemption or other action by or from, or any filing, registration or qualification with, any Governmental Agency or other Person.

         "Authorizing Resolutions" means (a) in the case of a corporation, a certified copy of resolutions adopted by its board of directors, (b) in the case of a partnership (whether general or limited), a certificate signed by all of its general partners, and (c) in the case of a trust or any other entity, evidence of such other action as the Lender may require, in each case authorizing the execution, delivery and performance of all Loan Documents to which it is a party or by which it is bound.

         "Average Residual Value" means the average base sales price over the preceding six month period of comparable Units sold in current or prior phases of the subdivision in which such Units are located.

         "Banking Day" means any day (excluding Saturdays and Sundays) on which banks located in Illinois are not authorized or required by law to close.


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         "Borrower's Funds" means funds of the Borrower deposited with the
Lender pursuant to the Disbursement Schedule.

         "Cash Collateral Account" means a cash collateral account maintained by the Lender for the account of the Borrower for purposes of this Agreement or any of the other Loan Documents which shall be subject to a security interest in favor of the Lender for the purpose of securing the Borrower's Obligations and over which the Lender shall have sole and exclusive control and right of withdrawal.

         "Certificate of Reasonable Value" means a Master Certificate of Reasonable Value issued by the United States Veterans Administration with respect to Units constructed or to be constructed.

         "Change Order" means a change in, or supplement to, the Unit Plans.

         "Charter Documents" means (a) in the case of a corporation, its articles of incorporation and bylaws, (b) in the case of a partnership, its partnership agreement and any certificate or statement of partnership, and (c) in the case of a limited liability company, a trust or any other entity, its formation documents, in each case as amended from time to time.

         "Collateral" means all property in which from time to time the Lender is granted or purportedly granted a Lien by Borrower pursuant to the Mortgage.

         "Conditional Commitment" means a HUD Conditional Commitment issued by the Federal Housing Administration or the United States Veterans Administration with respect to Units constructed or to be constructed.

         "Construction Contract" means, as to any Contractor, the agreement between the Borrower and the Contractor relating to services to be provided by the Contractor in connection with the Project.

         "Contractor" means any Person engaged by the Borrower from time to time as a general contractor in connection with the Project.

         "Cost Savings" means the excess, if any, of any Line Item over the actual Project Costs incurred in connection with the work associated with such Line Item, as determined by the Lender after such work has been completed and all such Project Costs have been paid in full and all Lien Claims and potential Lien Claims relating to such work have been released or otherwise discharged to the satisfaction of the Lender.


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         "Disbursement" means each disbursement of the proceeds of the Loan and each disbursement of any Borrower's Funds in accordance with the Disbursement Schedule.

         "Disbursement Account" has the meaning set forth in paragraph 1 of the Disbursement Schedule.

         "Disbursement Request" means an Owner's Sworn Statement and request for a Disbursement in a form approved by the Lender.

         "Disbursement Schedule" means the "Disbursement Schedule" attached hereto as Exhibit "D".

         "Documents" means written documents and materials, including agreements, approvals, certificates, consents, instruments, financing statements, reports, budgets, forecasts and opinions.

         "Environmental Indemnity" means the Environmental Indemnity Agreements to be executed by the Borrower in favor of the Lender.

         "Events of Default" means the events set forth in Section 8.1.

         "Final Funding Date" means the date which is thirty (30) days prior to the Maturity Date.

         "Financial Statements" means balance sheets and income statements.

         "Financing Commitment" means any Certificate of Reasonable Value, Conditional Commitment or Takeout Commitment.

         "Financing Costs" means all reasonable costs incurred by Lender in connection with the Loan which Borrower is obligated to pay under Section 6.12 of this Agreement including, without limitation, the Loan Fee, appraisal fees, Lender's attorneys' fee and Lender's construction consultant fees.

         "Financing Statement" means individually and collectively any and all financing statements executed by the Borrower to evidence the security for the Loan.

         "Flood Hazard Area" means an area which has been designated as a special flood hazard area or subject to comparable risks by the Federal Emergency Management Agency or any successor to such Agency.

         "Governmental Agency" means (a) any government or municipality or political subdivision of any government or municipality, (b) any assessment, improvement, community


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facilities or other special taxing district, (c) any governmental or quasi-governmental agency, authority, board, bureau, commission, corporation, department, instrumentality or public body, (d) any court, administrative tribunal, arbitrator, public utility or regulatory body, or (e) any central bank or comparable authority.

         "Improvements" means the Units and other improvements, including site development work (if any), constructed or to be constructed pursuant to the Unit Plans.

         "Interest Reserve" means an aggregate interest reserve of $960,000 which will be allocated to Unit Budgets sufficient to carry interest for twelve
(12) months.

         "Laws" means all federal, state and local laws, rules, regulations, ordinances and codes.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest or other charge or encumbrance.

         "Lien Claim" means (a) any mechanic's lien affecting any of the Collateral, (b) any right of any Person to assert or maintain any such mechanic's lien, and (d) any other claim to payment by any Lien Claimant.

         "Lien Claimant" means the Contractor, if any, and any other Person who has furnished labor, service, equipment or material in connection with the Project or who is otherwise entitled to payment for any Project Costs.

         "Line Item" means each of the separate items set forth in the Unit Budget.

         "Loan" means the loan to be made by the Lender to the Borrower pursuant to this Agreement in an amount not to exceed the Loan Amount.

         "Loan Amount" means the amount of the Loan set forth in Section 1.

         "Loan Documents" means this Agreement, the Note, the Mortgage, the Environmental Indemnity, and any other documents which evidence, secure or are otherwise given by any Loan Party to Lender in connection with the Loan, including without limitation, the Modification Documents.


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         "Loan Fee" means the nonrefundable loan fees to be paid by the Borrower to the Lender in the amount and as provided in Section 6.12(b).

         "Loan Party" means (a) the Borrower or (b) any guarantor which at the time has or may have any obligation or liability (whether fixed, contingent or otherwise) under any guaranty executed or to be executed by it.

         "Loan to Value Ratio" means (1) with respect to acquiring Lots, seventy percent (70%) of the appraised value of the land and (2) as to the Units, seventy-five percent (75%) of the appraised value of such completed Units; provided, however, that if a completed Unit does not sell within six (6) months after the first Disbursement for such Unit, "Loan to Value Ratio" shall mean sixty-five percent (65%) of the appraised value of such completed Unit, and, provided further, that if a completed Unit does not sell within twelve (12) months after the first Disbursement for the Unit, "Loan to Value Ratio" shall mean zero for such Unit.

         "Lot" means any one of the Lots which from time to time are encumbered by the Mortgage. Each Lot shall be fully developed prior to being encumbered by the Mortgage.

         "Maturity Date" means the maturity date of the Note, as such maturity date may be extended from time to time.

         "Modification Documents" means those documents executed by Borrower and any other Loan Party which, in Lender's sole judgment are necessary or desirable to modify this Agreement, Mortgage or other Loan Documents in connection with adding Lots as Collateral hereunder.

         "Model Units" means Units to be constructed on Lots in accordance with the Unit Plans to be used by Borrower as models for the marketing of Units.

         "Mortgage" means the Construction Mortgage with Assignments of Rents, Security Agreements and Fixture Filings which will be executed by the Borrower and delivered to Lender and amended from time to time when Lots are added as Collateral which shall secure the Loan.

         "Net Worth" means the "Consolidated Tangible Net Worth" as that term is defined in the prospectus dated October 18, 1996 for the issuance of Senior Subordinated Debentures Series 11% of Borrower.

         "Note" means the Promissory Note executed by the Borrower in favor of the Lender to evidence the Loan.


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         "Obligations" means all obligations of the Borrower of every nature under the Loan Documents.

         "Other Requirements" means (a) the terms, conditions and requirements of all Project Agreements, Authorizations and Rights of Others relating to the Collateral or the Project and all other Documents, agreements and restrictions relating to, binding on or affecting the Collateral or the Project, including covenants, conditions and restrictions, leases, easements, reservations, rights and rights-of-way, (b) requirements relating to the sale or transfer of individual Units or common areas or portions of common areas or the supply of Utility Services to the Real Property, (c) requirements and recommendations of the soils report and any environmental impact report or negative declaration,
(d) all building, zoning, land use, planning and subdivision requirements, and
(e) requirements relating to construction of any offsite improvements.

         "Permitted Exceptions" means (a) Liens in favor of the Lender, (b) Permitted Prior Exceptions, and (c) other matters expressly approved by the Lender in writing which are subject and subordinate to the Lien of the Mortgage. No subordinated debt shall be secured by the Collateral.

         "Permitted Prior Exceptions" means (a) general ad valorem real property taxes which are not delinquent, (b) Special Taxes approved in writing by the Lender which in each case are not delinquent, (c) mechanics liens affecting the Real Property and arising from the construction of the Improvements, over which the Title Policy has insured the priority of the Lien of the Mortgage, and (d) such other matters as the Lender shall expressly approve in writing as "Permitted Prior Exceptions" for purposes of this Agreement.

         "Permitted Transfer" means (a) any sale or other transfer of Units and common areas (or undivided interests in common areas) and the disposition of any excess proceeds of sale, in each case to the extent permitted by Section 6.5, and (b) any transfer or other disposition of Personal Property permitted by
Section 6.6.

         "Person" means any person or entity, whether an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated organization, bank, business association or firm, joint venture, Governmental Agency or otherwise.

         "Personal Property" means tangible personal property and fixtures, including building materials and supplies, appliances, furnishings owned by Borrower, equipment and other "Goods" (as defined in the Mortgage), but excluding construction equipment of a type intended for use in connection with other projects.


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         "Pre-Sold" means Units for which there are approved sales contracts to sell the Units to an ultimate bona fide third-party purchaser with an earnest money deposit in an amount which is customary in the market where such Unit is located, and no financing contingency exceeding thirty (30) days in the sales contract.

         "Project" means the acquisition of the Lots, the construction of the Improvements and the acquisition and installation of certain Personal Property in accordance with the Unit Plans, and the marketing and sale of Units.

         "Project Agreements" means (a) the Architect Agreement, if any, the Construction Contract, if any, any Financing Commitment and any other takeout, refinancing or permanent loan commitment issued or assigned to the Borrower with respect to the Real Property, and (b) all leases, rental agreements, service and maintenance agreements, purchase and sale agreements, purchase options and other agreements of any nature relating to the Collateral or the Project, including agreements with contractors, subcontractors, suppliers, project managers and supervisors, designers, architects, engineers, sales agents and consultants.

         "Project Costs" means all costs and expenses of any nature relating to the Project or the financing of the Project.

         "Real Property" means the Lots and the Improvements and all other buildings, structures and improvements now or in the future located on the Lots.

         "Remedy" means any right, power or remedy.

         "Representations" means the representations and warranties of the Borrower set forth in Section 7 and all other representations, warranties and certifications to the Lender in the Loan Documents or in any other Document delivered under or in connection with the Loan Documents.

         "Right of Others" means, as to any property in which a Person has an interest, any legal or equitable claim or other interest (other than a Lien but including a leasehold interest, a right of first refusal or a right of repossession or removal) in or with respect to such property held by any other Person, and any option or right held by any other Person to acquire any such claim or other interest or any Lien in or with respect to such property.

         "Special Tax" means, as to any property, (a) any special assessment or other Tax which is or may become a Lien affecting such property, other than general ad valorem real property taxes, and (b) any assessment, improvement, community facilities or other special taxing district in or into which such property is or may


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be located or incorporated or under which any special assessment or other Tax which is or may become a Lien affecting such property is or may be imposed.

         "Spec Units" means the Units which are not Pre-Sold Units.

         "Subdivision" means a group of Lots to be financed hereunder which are part of the same plat of subdivision.

         "Takeout Commitment" means a commitment issued by an institutional lender to make permanent loans to purchasers of Units.

         "Taxes" means all taxes, assessments, charges, fees and levies (including interest and penalties) imposed, assessed or collected by any Governmental Agency.

         "Title Policy(ies)" means an ALTA extended coverage lender's policy(ies) of title insurance in form and substance satisfactory to the Lender, issued by an insurer selected by the Borrower and satisfactory to the Lender, together with such endorsements and policies of coinsurance and/or reinsurance as may be required by the Lender, in a policy amount as determined by Lender, insuring the Mortgage to be valid first priority Lien on the Lots and showing the Lots to be subject only to Permitted Prior Exceptions.

         "Unit" means a Lot together with a single-family residential housing unit constructed or to be constructed thereon in accordance with the applicable Unit Plans.

         "Unit Budget" means the individual budget for a Unit which shall be agreed to by Lender and Borrower in connection with adding a Lot as Collateral.

         "Unit Plan" means the particular type or plan of the Unit to be constructed.

         "Utility Services" means all utility services, including water, gas, electricity, telephone, garbage removal and sewer services.


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                                   EXHIBIT "B"

                    LOAN REQUIREMENTS - INITIAL DOCUMENTATION

         The following documents must be furnished by Borrower to Lender upon execution of the Agreement:

                  (a) Promissory Note in the face amount of $8,000,000.00 executed by Borrower in favor of Lender to evidence the Loan;

                  (b) Authorizing Resolutions for each Loan Party authorizing execution and delivery of the Note and the Building Loan Agreement and the performance of each Loan Party's obligations thereunder;

                  (c) Charter Documents for each Loan Party;

                  (d) Current Financial Statements for all Loan Parties;

                  (e) Certificate of Good Standing for Borrower in the state of formation of Borrower and in the state where Borrower's activities require its qualification;

                  (f) an opinion of Borrower's counsel stating (a) that the Note and Building Loan Agreement have been duly authorized, executed and delivered by Borrower, and are valid and enforceable in accordance with their terms, subject to bankruptcy and equitable principles; (b) that Borrower is qualified to do business and in good standing under the laws of state where the Lots are located; and (c) such other opinions as Lender may require;

                  (g) payment of all transaction costs and other expenses incurred by Lender including reasonable counsel fees and disbursements in connection with the preparation of the Note and Building Loan Agreement;

                  (h) UCC Searches with respect to Borrower and Guarantors;

                  (i) Payment of the Loan Fee; and

                  (j) Such other certificates, opinions, documents and instruments relating to the addition of Lots as Collateral reasonably requested by Lender.


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                                   EXHIBIT "C"

                   REQUIREMENTS FOR ADDING LOTS AS COLLATERAL
                        UNDER THE BUILDING LOAN AGREEMENT

         10 The following documents must be furnished by Borrower to Lender together with each of Borrower's request to add additional Lots as Collateral under the Building Loan Agreement:

                  .1 Unit Budgets for such Lots;

                  .2 a construction and disbursement schedule for such Lots;

                  .3 at Lender's request, Unit Plans for such Lots;

                  .4 at Lender's request, copies of soil reports for such Lots;

                  .5 at Lender's request, evidence of adequate utility service for such Lots;

                  .6 at Lender's request, copy of budget for any homeowner's association applicable to such Lots, if any; and

                  .7 statement of conditions for transfer of common areas to be located in such Lots to homeowner's associations, if any.

         11 The following documents must be furnished by Borrower to Lender prior to the initial Disbursement of the Loan for the acquisition or development of any Lot added as Collateral under the Building Loan Agreement:

                  .1 An amendment to the Construction Mortgage with Assignments of Rents, Security Agreements and Fixture Filings executed by the Borrower in favor of the Lender to secure the Loan and other Obligations of the Borrower, which shall cover the Lots being added as Collateral, any Units to be constructed thereon, certain Personal Property pertaining to such Lots and Units, the Project Agreements pertaining to such Lots, the Unit Plans pertaining to such Lots and such other rights, properties and interests relating to the Lots and Units to be constructed thereon as the Lender may require.

                  .2 The Financing Statements executed by the Borrower in favor of the Lender with respect to such Lot as the Lender may require.

                  .3 Environmental Indemnity executed by the Borrower and Guarantor with respect to such Lots.

                  .4 Assignment of Plans and Specifications pertaining to such Lots.

                  .5 Authorizing Resolutions for each Loan Party authorizing execution and delivery of the Mortgage, Loan Documents and Modification Documents pertaining to the Lots and the performance of each Loan Party's obligations thereunder.

                  .6 General Collateral Assignment pertaining to such Lots.

                  .7 Evidence of insurance required by Section 6.8.

                  .8 Copy of title insurance commitment and recorded exceptions, together with extended coverage, 3.0 zoning endorsement, variable rate endorsement, comprehensive endorsement, contiguity endorsement, revolving credit endorsement, access endorsement, deletion of creditor's rights endorsement, and other endorsements requested by Lender.

                  .9 Copy of final plat.

                  .10 Evidence of compliance with zoning and other land use restrictions.

                  .11 Environmental investigative reports concerning the Subdivision in form and content and prepared by a consultant satisfactory to Lender.

                  .12 List of bonds, security deposits or letters of credit required in connection with the Lots.

                  .13 Evidence of recording/filing of the required Mortgage and the Financing Statements.

                  .14 Confirmation that an endorsement to the Title Policy has been or will be issued with respect to the Lots at or prior to first Disbursement.


                  .15 original Loan Documents and Modifications Documents pertaining to such Lots;

                  .16 copies of all documents which are title exceptions, including, without limitation, any applicable CC&R's or easements for such Lots;

                  .17 payment of all transaction costs and other expenses incurred by Lender including reasonable counsel fees and disbursements in connection with the addition of such Lots as Collateral;

                  .18 payment of all recording charges, filing fees, taxes, or other expenses, including but not limited to intangibles taxes and documentary stamp taxes in connection with the recording of the Mortgage, or modification of Mortgage, and other Loan Documents and the lien necessary to grant and perfect in favor of Lender a first priority lien on and security interest in such Lots as Collateral;

                  .19 evidence, as Lender may deem necessary or appropriate, to indicate complete compliance with all requirements of applicable laws;

                  .20 a certification by a duly authorized officer of Borrower certifying that all of the representations and warranties contained in the Mortgage, in the other Loan Documents and Modification Documents, after giving effect to the addition of such Lots, are true and correct with respect to such Lots and that there is no Event of Default hereunder; and

                  .21 Such other certificates, opinions, documents and instruments relating to the addition of such Lots as Collateral reasonably requested by Lender.

                                   EXHIBIT "D"

                              DISBURSEMENT SCHEDULE

         All Disbursements shall be made or issued in accordance with the following terms, conditions and procedures:

         12. Disbursement Account. A demand deposit account (the "Disbursement Account") shall be identified at an financial institution acceptable to Lender.

         13. Method of Disbursement. Subject to fulfillment of all applicable conditions and the terms and procedures set forth in the Agreement and this Disbursement Schedule: (i) each Disbursement shall be made on the basis of a Disbursement Request submitted (in duplicate) by the Borrower to the Lender, which shall certify that the Project Costs covered by the Disbursement Request have been paid or incurred by the Borrower, and (ii) upon the Lender's approval of the Disbursement Request, the proceeds of the Disbursement shall be deposited into the Disbursement Account, except that (A) the proceeds of any Disbursement to pay interest or other amounts owing to the Lender shall be made by book entry, and (B) at the Lender's option, Disbursements may otherwise be made by the Lender directly to the Borrower, to the Contractor, if any, or to any other Lien Claimant, or jointly to one or more of such Persons or to other Persons designated by the Borrower, or in such other manner as the Lender may approve or require.

         14. Disbursement Draws.

         .1 Unit Budgets. Except for interest, disbursements will be provided on a staged draw basis for each Unit in accordance with the construction and disbursement draw schedule for each Unit as agreed to by Lender and Borrower when the Lot on which such Unit is to be located was added as Collateral based upon a sworn owner's and contractor's statement approved by Lender and Lender's construction consultant.

         .2 Interest. Accrued interest shall be disbursed on a monthly basis on account of the applicable Line Item in each Unit Budget.

         15. Budgets; Use of Proceeds. When a Lot is added as Collateral under the Agreement, Lender and Borrower shall agree to a Unit Budget for such Lot. Unless the Lender otherwise consents: (i) each Disbursement shall be made and used solely to pay or reimburse the Borrower for payment of Project Costs associated with specific Line Items set forth in the applicable Unit Budget, and
(ii) the total amount disbursed for Project Costs associated with any Line Item shall not exceed the corresponding amount set forth in the applicable Unit Budget less the total of all amounts previously disbursed for such Line Item.

         Unless the Lender otherwise consents, no modifications shall be made to the Unit Budget at any time, except that the Unit Budget and any applicable shall be appropriately modified by the Lender from time to time to reflect any increase in Project Costs for which additional Borrower's Funds have been deposited by the Borrower with the Lender in accordance with paragraph 6 below.

         16. Disbursement Procedures. Each Disbursement (other than Disbursements to pay interest or other amounts owing to the Lender) shall be subject to prior receipt by the Lender, in form and substance satisfactory to the Lender, of each of the following items: (i) a Disbursement Request submitted (in duplicate) by the Borrower, certifying the status of construction of the Improvements and the amount requested (and the total of all amounts previously requested) with respect to each Line Item in each Unit Budget, and also certifying that no Event of Default has occurred and is continuing and that all Representations made by the Borrower in any of the Loan Documents are correct in all material respects as of the date of the Disbursement Request (ii) a Contractor's Application for Payment and Sworn Contractor's Statement with respect to each Unit under construction in form acceptable to Lender, a certificate or statement from the Contractor, if any, and/or the Architect with respect to the status of construction or the amount requested, (iii) at the request of Lender, originals or copies of such bills, invoices, receipts, lien releases or waivers or other evidence of payment or information as the Lender may reasonably require with respect to any Lien Claims or potential Lien Claims or the status of construction or amounts paid or payable for any Project Costs,
(iv) to the extent that any Disbursement relates to costs for building materials, equipment or other Personal Property, evidence that such building materials, equipment or other Personal Property have been incorporated into the Improvements or have been delivered to the Borrower and stored and insured in a manner satisfactory to the Lender, (v) a certificate from Lender's construction consultant in form satisfactory to Lender (provided such certificate shall not be required to be obtained more than once during each thirty (30) day period),
(vi) evidence of any insurance required by Section 6.8 (if not previously furnished to the Lender) and, if requested by the Lender, evidence that any required Financing Commitment is in full force and effect, (vii) a date down endorsement, interim mechanic's lien endorsement and such endorsements to the Title Policy and such other Documents and information relating to the Collateral or the Project as the Lender may reasonably request, and (viii) in the case of the initial Disbursement for any Lot, the documents described in Exhibit "C" and
(ix) in the case of the initial disbursement with respect to a particular Unit
(a) a copy of the fully executed sales contract relating to the Unit (except in the case of a Spec Unit) along with evidence of the deposit of earnest money; and (b) a building permit with respect to such Unit. Subject to all of the terms and conditions of this Agreement, Lender agrees to use diligent efforts to make each Disbursement within five (5) business days of Lender's receipt of the foregoing items with respect thereto.

         Unless the Lender otherwise consents, not more than two Disbursements (other than Disbursements to pay interest or other amounts owing to the Lender) shall be made during any month. Unless otherwise paid by the Borrower, and notwithstanding paragraph 2 above, Disbursements for interest and other amounts owing to the Lender may be made by the Lender without further authorization from the Borrower.

         Unless the Lender otherwise consents, the Lender shall not be obligated to make any Disbursement if (A) the Lender has determined that an Event of Default has occurred and is continuing or that any Representation made by the Borrower in any of the Loan Documents would not be correct in all material respects if made on and as of the date of the Disbursement or (B) the Lender has determined, based on inspections by or on behalf of the Lender or such other information as the Lender deems appropriate, that the construction of the Improvements is not substantially as represented by the Borrower or is not in compliance with the requirements of the Agreement, or (C) the Borrower has failed to deposit with the Lender any Borrower's Funds required by paragraph 6 below, or (D) the Lender is required under applicable Laws to withhold the Disbursement or a stop notice has been asserted against the Lender and has not been fully released, or (E) the Lender has determined that any Liens or Rights of Others, other than Permitted Prior Exceptions, may have priority over any of the Mortgage with respect to the Disbursement.

         17. Deposit of Borrower's Funds. The Borrower may from time to time deposit additional Borrower's Funds with the Lender as the Borrower deems appropriate to cover any increase in Project Costs. In addition, if the Lender at any time determines that any actual or estimated Project Costs, including without limitation interest, have exceeded or can reasonably be expected to exceed the corresponding amount set forth in the Unit Budgets (whether as a result of Change Orders or otherwise), or that Project Costs for any matters not covered by specific Line Items have been or may be incurred by the Borrower, or that the undisbursed portion of the Loan (together with the undisbursed portion of all Borrower's Funds deposited with the Lender under this paragraph 6) is or may be insufficient to pay all Project Costs that may be payable under the Loan Documents or otherwise required in connection with the Project (including a reasonable reserve for contingency, interest and other costs and expenses), then the Borrower shall deposit with the Lender, on demand, additional Borrower's Funds in an amount deemed reasonably necessary by the Lender to pay such Project Costs or to cover such insufficiency. Any Borrower's

Funds deposited with the Lender under this paragraph 6 shall be held in a Cash Collateral Account and shall be disbursed by the Lender prior to further Disbursements of the Loan.


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                                   EXHIBIT "E"

                              APPROVED SUBDIVISIONS